SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of June 23, 2006, is made by DRUGMAX, INC., a Nevada corporation (“Borrower”), in favor of DEERFIELD SPECIAL SITUATIONS FUND, L.P., a Delaware limited partnership, as collateral agent for the holders (the “Holders”) of the Notes referred to below (the “Collateral Agent”).

WITNESSETH

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”) entered into by and among Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International, Limited (collectively, the “Lenders”) and Borrower, the Lenders agreed to make a loan to Borrower, upon the terms and subject to the conditions set forth under, and evidenced by, secured promissory notes issued by Borrower (the “Notes”).

WHEREAS, the Note and Warrant Purchase Agreement requires as a condition to extending the aforementioned loan to Borrower, the Lenders have required Borrower to execute and deliver this Agreement and certain other security documents to secure the Obligations (as defined below) of Borrower.

ACCORDINGLY, in consideration of the mutual covenants contained in the Notes and Warrant Purchase Agreement and herein, the parties hereby agree as follows:

1.  Definitions. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” and “Accounts Receivable” means all of Borrower’s “accounts”, as such term is defined in the UCC, including each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other Person who subsequently transfers such Person’s interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future Accounts, Contract Rights, loans and obligations receivable, credit card receivables, Health-Care-Insurance Receivables, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, has control of, is controlled by, or is under common control with, such specified Person. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management of any Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day of the year other than a Saturday or Sunday on which banks are not required or authorized to close in New York, New York.

“Chattel Paper” has the meaning given that term in the UCC.

“Collateral” means all of Borrower’s Accounts (including Health Care Insurance Receivables), Accounts Receivable, Contract Rights, Commercial Tort Claims, Chattel Paper (whether Tangible or Electronic), Deposit Accounts, Documents, Equipment, General Intangibles (including Payment Intangibles and Software), Goods, Instruments (including any Promissory Notes), Inventory, Investment Property, Letter-of-Credit Rights, all Patents (including all patent applications), all Patent Licenses, all Trademarks (including all trademark applications), all Trademark Licenses, Vehicles and all Supporting Obligations; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) any money, or other assets of Borrower that now or hereafter come into Collateral Agent’s or any Holder’s possession, custody, or control; and (vi) proceeds of any and all of the foregoing.

“Commercial Tort Claims” has the meaning given that term in the UCC.

“Contract Rights” includes, without limitation, “contract rights” as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

“Deposit Accounts” means a demand, time, savings, passbook, or other similar account maintained by a bank. The term does not include investment property or accounts evidenced by an instrument.

“Documents” has the meaning given that term in the UCC.

“Electronic Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Equipment” means all of Borrower’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to Collateral Agent by Borrower.

“Event of Default” has the meaning given in Section 5.

“Farm Products” has the meaning given that term in the UCC.

“Financial Assets” has the meaning given such term in the UCC.

“General Intangibles” means all of Borrower’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired; and also all rights to payment for credit extended; deposits; amounts due to Borrower; credit memoranda in favor of Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by Borrower or credit extended or services performed, by Borrower, whether intended for an individual customer or the general business of Borrower, or used or useful in connection with research by Borrower.

“Goods” has the meaning given that term in the UCC.

“Health-Care-Insurance Receivables” means an interest in, or claim under, a policy of insurance which is a right to payment of a monetary obligation for healthcare goods or services provided.

“Instruments” has the meaning given that term in the UCC.

“Inventory” means all of Borrower’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of Borrower’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

“Letter-of-Credit Rights” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Obligations” means the unpaid principal amount of, and interest on, the Notes and all other obligations and liabilities of the Borrower to the Holders or the Collateral Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Note and Warrant Purchase Agreement or this Agreement and any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, or otherwise.

“Patents” means (a) all letters patent of the United States and all reissues and extension thereof, including, without limitation, any thereof referred to in Schedule I hereto, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, without limitation, any thereof referred to in Schedule I thereto.

“Patent License” means all agreements, whether written or oral, providing for the grant by Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule I hereto.

“Payment Intangibles” means a General Intangible under which the Account debtor’s principal obligation is a monetary obligation.

“Permitted Liens” means (i) the Security Interest, (ii) Liens permitted pursuant to Section 5.12(b) of the Note and Warrant Purchase Agreement, (iii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower’s business or operations as presently conducted, and (iii) as to after acquired property, any Lien subject to which such property is acquired.

"Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity.

“Promissory Notes” means an instrument that evidences a promise to pay a monetary obligation, does not evidence an order to pay, and does not contain an acknowledgment by a bank that the bank has received for deposit a sum of money of funds.

“Securities” has the meaning given that term in the UCC.

“Security Interest” has the meaning given in Section 2.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include a computer program that is included in the definition of Goods.

“Supporting Obligations” means a Letter-of-Credit Right, or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument or Investment Property.

“Tangible Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule II hereto, and (b) all renewals thereof.

“UCC” means Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, if by mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest granted hereunder in the Collateral is governed by the Uniform Commercial Code of a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions hereof relating to such perfection or effect of perfection of non-perfection.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law or any state and, in any event, shall include, without limitation, the vehicles listed on Schedule III hereto and all tires and other appurtenances to any of the foregoing.

2.  Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Borrower hereby grants to Collateral Agent, as agent for the Holders, a security interest (the “Security Interest”) in the Collateral now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest.

3.  Representations, Warranties and Agreements. Borrower hereby represents, warrants and agrees as follows:

(a)  Power and Authority; Authorization. Borrower has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Security Interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Security Interest in the Collateral pursuant to, this Agreement.

(b)  Enforceability. This Agreement constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)  No Conflict. The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of Borrower and will not result in the creation or imposition of any Lien on any of the properties or revenues of Borrower pursuant to any requirement of law or contractual obligation of Borrower, except as contemplated hereby.

(d)  No Consents, Etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any equity holder or creditor of Borrower), is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement; (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest); or (iii) the exercise by Collateral Agent of any rights provided for in this Agreement.

(e)  No Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(f)  Title. Borrower (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Security Interest and the Permitted Liens, (ii) will have, at the time Borrower acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all Persons other than Collateral Agent. Without the prior written consent of Collateral Agent, Borrower will not sell or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein, outside the ordinary course of business; provided that for these purposes, the sale by Borrower of the business and assets of a single pharmacy shall constitute the sale in the ordinary course of business if such sale was approved by Wells Fargo Retail Financing or any other Senior Lender (as such term is defined in the Note and Warrant Purchase Agreement) and if requested by Borrower, Collateral Agent shall promptly issue to Borrower a UCC-3 termination statement with respect to the business and assets sold.

(g)  Priority. This Agreement creates a valid and perfected security interest in the Collateral subject to the prior Lien of Wells Fargo Retail Finance and any subsequent Senior Lender (as that term is defined in the Note and Warrant Purchase Agreement), securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. No certificate or other instrument has been issued at any time to evidence any Securities included in the Collateral that has not been delivered to Collateral Agent pursuant to Section 3(s)(i) of this Agreement;

(h)  Chief Executive Office; Identification Number. Borrower’s chief executive office and principal place of business is located at the address set forth under its signature below. Borrower’s federal employer identification number is correctly set forth under its signature below.

(i)  Changes in Name or Location. Borrower will not change its name without prior written notice to Collateral Agent. Borrower will not change its chief executive office or principal business address without prior written notice to Collateral Agent.

(j)  Fixtures; Real Property. Borrower will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Collateral Agent that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. Borrower does not own any interest in any real property except as previously disclosed in writing to Collateral Agent.

(k)  Accounts. The amount represented by Borrower to Collateral Agent from time to time as owing by each Account debtor or by all Account debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account debtor or debtors thereunder. No amount payable to Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to Collateral Agent.

(l)  Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to Collateral Agent) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in Borrower’s records pertaining thereto as being obligated to pay such obligation. Borrower will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(m)  Farm Products, Fixtures, As-extracted Collateral. None of the Collateral constitutes, or is the Proceeds of, Farm Products, Fixtures or As-extracted Collateral.

(n)  Patents and Trademarks. Schedule I hereto includes all Patents and Patent Licenses owned by Borrower in its own name as of the date hereof. Schedule II hereto includes all Trademarks and Trademark Licenses owned by Borrower in its own name as of the date hereof. To the best of Borrower’s knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in either such Schedule, none of such Patents and Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Patent or Trademark. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent or Trademark, or (ii) which, if adversely determined, would have material adverse effect on the value of any Patent or Trademark.

(o)  Vehicles. Schedule III is a complete and correct list of all Vehicles owned by Borrower.

(p)  [Intentionally Omitted].

(q)  Miscellaneous Covenants. Borrower will:

(i)  keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(ii)  promptly pay all taxes (other than income taxes on the income of Collateral Agent) and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

(iii)  at all reasonable times, permit Collateral Agent or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Borrower’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to Borrower;

(iv)  keep accurate and complete records pertaining to the Collateral and pertaining to Borrower’s business and financial condition and submit to Collateral Agent such periodic reports concerning the Collateral and Borrower’s business and financial condition as Collateral Agent may from time to time reasonably request;

(v)  promptly notify Collateral Agent of any loss of or material damage to any Collateral or of any adverse change, known to Borrower, in the prospect of payment of any material sums due on or under any Instrument, Chattel Paper, or Account constituting Collateral;

(vi)  promptly deliver to Collateral Agent any Instrument, Document or Chattel Paper constituting Collateral, duly endorsed or assigned by Borrower;

(vii)  maintain with financially sound and reputable companies, insurance policies (i) insuring all tangible Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to Collateral Agent and (ii) insuring Borrower and Collateral Agent against liability for personal injury and property damage relating to such tangible Collateral, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to Collateral Agent, with losses payable to Borrower and Collateral Agent as their respective interests may appear. All such insurance shall (i) contain a breach of warranty clause in favor of Collateral Agent, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Collateral Agent of written notice thereof, (iii) name Collateral Agent as an insured and (iv) be reasonably satisfactory in all other respects to Collateral Agent.

(viii)  from time to time execute such financing statements as Collateral Agent may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a Vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(ix)  pay when due or reimburse Collateral Agent on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Collateral Agent in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

(x)  execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings, at the sole expense of Borrower, which Collateral Agent may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Collateral Agent’s rights under this Agreement;

(xi)  not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance;

(xii)  Other than in the ordinary course of business as generally conducted by Borrower over a period of time, Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon; and

(xiii)  not exercise any right or take any action with respect to the Collateral that would dilute or adversely affect Collateral Agent’s rights in the Collateral or impose any restrictions upon the sale, transfer or disposition thereof.

(r)  Deposit Accounts. If Borrower maintains any Deposit Account at any depository bank, Borrower shall promptly notify Collateral Agent thereof and, upon Collateral Agent’s request, cause the depository bank to comply at any time with instructions of Collateral Agent directing the direction of funds credited to such deposit account without further consent of Borrower, pursuant to a control agreement in form and substance satisfactory to Collateral Agent in Collateral Agent’s sole discretion.

(s)  Investment Property.

(i)  Certificated Securities. If Borrower shall now or hereafter at any time hold or acquire any certificated Securities, Borrower shall forthwith endorse, assign and deliver the same to Collateral Agent, accompanied by such instruments of transfer of assignment duly executed in blank as Collateral Agent may from time to time specify.

(ii)  Uncertificated Securities; Financial Assets. If any Securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Collateral Agent thereof and, at Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to Collateral Agent, cause the issuer to agree to comply with instructions from Collateral Agent as to such Securities, without further consent of Borrower or such nominee. If any Securities, whether certificated or uncertificated, Financial Assets or other Investment Property now or hereafter acquired by Borrower are held by Borrower or its nominee through a securities intermediary or commodity intermediary, Borrower shall immediately notify Collateral Agent thereof and, at Collateral Agent’s request and option, pursuant to a control agreement in form and substance satisfactory to Collateral Agent, cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Collateral Agent to such securities intermediary as to such Securities, Financial Assets or other Investment Property (including securities entitlements), or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Collateral Agent to such commodity intermediary, in each case without further consent of Borrower or such nominee.

(t)  Collateral in the Possession of a Bailee. If any Goods are at any time in the possession of a bailee, Borrower shall promptly notify Collateral Agent thereof and, if requested by Collateral Agent, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Collateral Agent, that the bailee holds such Collateral for the benefit of Collateral Agent and shall act upon the instructions of Collateral Agent, without the further consent of Borrower.

(u)  Electronic Chattel Paper and Transferable Records. If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Collateral Agent thereof and, at the request of Collateral Agent , shall take such action as Collateral Agent may reasonably request to vest in Collateral Agent control under UCC §9-105 of such electronic chattel paper or control under Section 201 of the Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronics Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(v)  Letter-of-Credit Rights. If Borrower is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Collateral Agent thereof and, at the request and option of Collateral Agent, Borrower shall, pursuant to an agreement in form and substance satisfactory to Collateral Agent, arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to Collateral Agent of the proceeds of any drawing under the Letter of Credit.

(w)  Patents and Trademarks.

(i)  Borrower (either itself or through licensees) will, except with respect to any Trademark that Borrower shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii)  Borrower will not, except with respect to any Patent that Borrower shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

(iii)  Borrower will notify Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Borrower's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv)  Whenever Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Borrower shall report such filing to Collateral Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Collateral Agent, Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as Collateral Agent may request to evidence Collateral Agent's security interest in any Patent or Trademark and the goodwill and general intangibles of Borrower relating thereto or represented thereby, and Borrower hereby constitutes Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

(v)  Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi)  In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, Borrower shall promptly notify Collateral Agent after it learns thereof and shall, unless Borrower shall reasonably determine that such Patent or Trademark is of negligible economic value to Borrower, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(x)  Commercial Tort Claims. If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Collateral Agent in writing signed by Borrower of the details thereof and grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent.

(y)  Collateral Agent’s Right to Take Action. Borrower authorizes Collateral Agent to file such financing statements and continuation statements without the signature of Borrower as Collateral Agent deems reasonably necessary to perfect (or continue the perfection of) the Security Interest in the Collateral. Borrower hereby ratifies its authorization for Collateral Agent to have filed any financing or continuation statements or amendments thereto if such have been filed prior to the date hereof. Further, if Borrower at any time fails to perform or observe any agreement contained in Section 3(f), and if such failure continues for a period of ten (10) Business Days after Collateral Agent gives Borrower written notice thereof, Collateral Agent may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Borrower (or, at Collateral Agent’s option, in Collateral Agent’s own name) and may (but need not) take any and all other actions which Collateral Agent may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Borrower shall thereupon pay Collateral Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Collateral Agent in connection with or as a result of Collateral Agent’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Collateral Agent at the highest rate then applicable to any of the Obligations.

(z)  Power of Attorney. Borrower hereby irrevocably appoints (which appointment is coupled with an interest) Collateral Agent, or its delegate, as the attorney-in-fact of Borrower with the right (but not the duty) from time to time, following the occurrence and during the continuance of an Event of Default, to: (a) create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Borrower, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Section 3; (b) to convert the Collateral into cash, including, without limitation, the sale (either public or private) of all or any portion or portions of the Collateral; (c) to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases, compromising or settling with any Account debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; (d) to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which Collateral Agent has a security interest; (e) to notify post office authorities to change the address for delivery of mail addressed to Borrower to such address as Collateral Agent shall designate; (f) to endorse the name of Borrower in favor of Collateral Agent upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; (g) to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; (h) to sign the name of Borrower on any notice to the Account debtors or on verification of the Collateral; and (i) to sign and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Collateral Agent’s security interest. Collateral Agent shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Collateral Agent elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Borrower except for willful misconduct in bad faith. All powers conferred upon Collateral Agent by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower to Collateral Agent shall remain unpaid.

4.  Assignment of Insurance. Borrower hereby assigns to Collateral Agent, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower under or with respect to, any and all policies of insurance covering the Collateral, and Borrower hereby directs the issuer of any such policy to pay any such moneys directly to Collateral Agent, following the occurrence and during the continuance of an Event of Default. After the occurrence of an Event of Default, Collateral Agent may (but need not), in its own name or in Borrower’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

5.  Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) an Event of Default shall occur under (and as defined in) the Notes; or (ii) the Borrower shall fail to observe or perform any material covenant or material agreement herein binding on it and such failure is not cured within ten calendar days after notice thereof is given to the Borrower.

6.  Remedies upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrower hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Collateral Agent may require Borrower to make the Collateral available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties, and if notice to Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10 at least ten (10) days prior to the date of intended disposition or other action; and (iii) exercise or enforce any or all other rights or remedies available to Collateral Agent by law or agreement against the Collateral, against Borrower or against any other Person or property. Collateral Agent is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all intellectual property owned by or licensed to Borrower that Collateral Agent deems necessary or appropriate to the disposition of any Collateral.

7.  Other Personal Property. Unless, at the time Collateral Agent takes possession of any tangible Collateral, or within seven (7) days thereafter, Borrower gives written notice to Collateral Agent of the existence of any goods, papers or other property of Borrower, not affixed to or constituting apart of such Collateral, but which are located or found upon or within such Collateral, describing such property, Collateral Agent shall not be responsible or liable to Borrower for any action taken or omitted by or on behalf of Collateral Agent with respect to such property.

8.  Security Interest Absolute. All rights of Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of Borrower hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Note, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement or instrument, (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to (other than the defense of indefeasible payment), or a discharge of, Borrower in respect of the Obligations or in respect of this Agreement.

9.  Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations and all other amounts payable under this Agreement. Upon the indefeasible payment in full of the Obligations and all other amounts payable under this Agreement, the Security Interest granted in this Agreement shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, Collateral Agent shall (i) return to Borrower such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement, and (ii) execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

10.  Notice. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by facsimile, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below its signature or, as to each party, at such other address or facsimile number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date received if personally delivered, (ii) five (5) days after being deposited in the mail if delivered by mail, (iii) the date received if sent by overnight courier, or (iv) the date of receipt if delivered by facsimile.

11.  Intercreditor and Subordination Agreement. All rights of Collateral Agent hereunder are subject to the terms of that certain Intercreditor and Subordination Agreement dated as of June 23, 2006 among Wells Fargo Retail Financing, Collateral Agent, Lenders and the other parties thereto (as the same may be amended from time to time, the “WFRF Intercreditor Agreement”) and any Intercreditor and Subordination Agreement entered into with any subsequent Senior Lender (as such term is defined in the Note and Warrant Purchase Agreement). Notwithstanding anything to the contrary that may be set forth in this Agreement, the obligations of Borrower under Sections 3q(vi), 3(r), 3(s), 3(t), 3(u) and 3(v) of this Agreement shall only be in effect following the termination or expiration of the WFRF Intercreditor Agreement and any Intercreditor and Subordination Agreement entered into with any subsequent Senior Lender.

12.  Miscellaneous. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Collateral Agent, and, in the case of amendment or modification, in a writing signed by both parties. A waiver signed by Collateral Agent shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Collateral Agent’s rights or remedies. All rights and remedies of Collateral Agent shall be cumulative and may be exercised singularly or concurrently, at Collateral Agent’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Collateral Agent’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Collateral Agent exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Collateral Agent need not otherwise preserve, protect, insure or care for any Collateral. Collateral Agent shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Borrower and Collateral Agent and their respective successors and assigns and shall take effect when signed by Borrower and delivered to Collateral Agent, and Borrower waives notice of Collateral Agent’s acceptance hereof. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Borrower shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York, except to the extent that the validity or perfection of the Security Interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. Borrower hereby submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York City and the United States District Court for the Southern District of New York with respect to all suits and actions arising under or out of this Agreement and hereby waives any objection to the venue of any such court with respect to any such suit or action and any claim that any such suit or action brought in such court has been brought in an inconvenient forum.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

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